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                                                                     Exhibit 4.2

                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

                                (PREFERRED STOCK)

                                     BETWEEN

                                  DYNEGY INC.,

                                     ISSUER,

                                       AND

                              CHEVRON U.S.A. INC.,

                                 INITIAL HOLDER

                           DATED AS OF AUGUST 11, 2003

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     This EXCHANGE AND REGISTRATION RIGHTS AGREEMENT (PREFERRED STOCK) dated as of August 11, 2003 (this "Agreement") is between Dynegy Inc., an Illinois corporation (the "Company"), and Chevron U.S.A. Inc., a Pennsylvania corporation (the "Initial Holder").

     The Company agrees with the Initial Holder, (i) for its benefit as Initial Holder and (ii) for the benefit of the beneficial owners (including the Initial Holder) from time to time of the Convertible Securities (as defined herein) and the beneficial owners from time to time of the Underlying Common Stock (as defined herein) issued upon conversion of the Convertible Securities (each of the foregoing a "Holder" and together the "Holders"), as follows:

     SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

     "144A Demand Notice" is defined in Section 2(a).

     "144A Marketing Assistance" means the Company's obligations under Section 2(a) with respect to a 144A Resale following receipt of a 144A Demand Notice.

     "144A Minimum Resale" means one or more 144A Resales by CUSA resulting in the sale of more than 25% of the Convertible Securities initially held by CUSA to one or more persons who are not Affiliates of CUSA.

     "144A Resale" is defined in Section 2(a).

     "144A Resale Attempt" means an attempt to market and/or consummate a 144A Resale which shall be deemed to have been initiated upon the Company's receipt of a 144A Demand Notice and shall be deemed to have been completed upon the first to occur of (i) the termination of 144A Marketing Assistance in accordance with Section 2(a) with respect to such 144A Resale Attempt or (ii) the consummation of the subject 144A Resale.

     "Affiliate" means with respect to any specified person, an "affiliate," as defined in Rule 144, of such person.

     "Amendment Effectiveness Deadline Date" has the meaning set forth in
Section 3(d)(i) hereof.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

     "Common Stock" means the shares of Class A common stock, no par value, of the Company.

     "Common Stock Demand Registration" means any "Demand Registration," as defined in the Common Stock Registration Rights Agreement, involving an underwritten offering of Common Stock pursuant to the Common Stock Registration Rights Agreement.

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     "Common Stock Registration Rights Agreement" means the Amended and Restated
Registration Rights Agreement (Common Stock) dated the date hereof between the Company and CUSA.

     "Conversion Price" has the meaning assigned such term in the Statement of Resolution.

     "Convertible Securities" means the Series C Convertible Preferred Stock of the Company.

     "Cross-Over Date" has the meaning specified in the Statement of Resolution.

     "CUSA" means Chevron U.S.A., Inc, a Pennsylvania corporation.

     "Damages Accrual Period" has the meaning set forth in Section 3(e) hereof.

     "Damages Payment Date" means each February 1 and August 1, beginning February 1, 2004.

     "Deferral Notice" has the meaning set forth in Section 4(h) hereof.

     "Deferral Period" has the meaning set forth in Section 4(h) hereof.

     "Effectiveness Deadline Date" has the meaning set forth in Section 3(a) hereof.

     "Effectiveness Period" means the period commencing on the date hereof and ending on the date that all Registrable Securities have ceased to be Registrable Securities.

     "Event" has the meaning set forth in Section 3(e) hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor Federal statue, and the rules and regulations thereunder, all as the same shall be in effect at the time. Reference to a particular section of, or rule or regulation under, the Exchange Act shall include a reference to the comparable section, rule or regulation, if any, and as the case may be, of or under the successor Federal statute.

     "Exchange Agreement" means the Series B Preferred Stock Exchange Agreement dated July 28, 2003 between the Company and the Initial Holder.

     "Exchange Offer" is defined in Section 2(b)(i).

     "Exchange Offer Demand Date" means the date of the receipt by the Company of an Exchange Offer Demand Notice.

     "Exchange Offer Demand Notice" is defined in Section 2(b)(i).

     "Exchange Offer Effectiveness Deadline Date" means the 180th day after the Exchange Offer Demand Date.

     "Exchange Offer Filing Date" means the 90th day after the Exchange Offer Demand Date.

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     "Exchange Registration Statement" is defined in Section 2(b)(i).

     "Exchange Securities" is defined in Section 2(b)(i).

     "Filing Deadline Date" means the Cross-Over Date; provided, however, that the Filing Deadline Date shall be extended by the aggregate number of days during which the Company is obligated to provide 144A Marketing Assistance pursuant to Section 2(a), plus a period of ninety (90) additional days.

     "Holder" has the meaning set forth in the second paragraph of this Agreement.

     "indemnified Party" is defined in Section 7(c).

     "indemnifying Party" is defined in Section 7(c).

     "Initial Holder" means Chevron U.S.A. Inc.

     "Initial Shelf Registration Statement" has the meaning set forth in Section 3(a) hereof.

     "Liquidated Damages Amount" has the meaning set forth in Section 3(e) hereof.

     "Material Event" has the meaning set forth in Section 4(h) hereof.

     "Notice and Questionnaire" means a written notice delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A hereto.

     "Notice Holder" means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

     "Offering Document" means an offering memorandum of the Company prepared for use in connection with a 144A Resale pursuant to Section 2(a) hereof that is similar in form and substance to a Prospectus and also contains the information required by subsection (d)(4) of Rule 144A (including, without limitation, any Offering Document that is subject to completion and any Offering Document that includes any information omitted from a previously distributed Offering Document), as amended or supplemented, together with each document incorporated by reference therein or that forms an exhibit, appendix, schedule or attachment thereto.

     "Other 144A Demand Notice" is defined in Section 2(c).

     "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

     "Record Holder" means with respect to any Damages Payment Date relating to any Convertible Security or Underlying Common Stock as to which any Liquidated Damages

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Amount has accrued, the registered holder of such Convertible Security or
Underlying Common Stock on the January 15 or July 15, as the case may be, immediately preceding a Damages Payment Date.

     "Registrable Securities" means any Convertible Securities until such Convertible Securities have been converted into or exchanged for the Underlying Common Stock and, at all times subsequent to any such conversion, the Underlying Common Stock and any securities into or for which such Underlying Common Stock has been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such Convertible Security or Underlying Common Stock or other security, (A) the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it, (ii) expiration of the holding period that would be applicable thereto under Rule 144(k) or (iii) its sale to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, and (B) as a result of the event or circumstance described in any of the foregoing clauses (i) through
(iii), the legend with respect to transfer restrictions required under the Exchange Agreement is removed or removable in accordance with the terms of the Exchange Agreement or such legend, as the case may be; provided, however, that, if upon a conversion of the Convertible Securities the Common Stock would constitute "Registrable Common Stock" under the Common Stock Registration Rights Agreement, then such Common Stock shall not be Registrable Securities hereunder.

     "Registration Statement" means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

     "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor Federal statue, and the rules and regulations thereunder, all as the same shall be in effect at the time. Reference to a particular section of, or rule or regulation under, the Securities Act shall include a reference to the comparable section, rule or regulation, if any, and as the case may be, of or under the successor Federal statute.

     "Shelf Notice" has the meaning set forth in Section 2(b)(iii) hereof.

     "Shelf Registration Statement" has the meaning set forth in Section 3(a) hereof.

     "Special Counsel" means Pillsbury Winthrop LLP or one such other successor counsel as shall be specified by the Holders of a majority of the Registrable Securities, but which may, with the written consent of the Initial Holder (which shall not be unreasonably withheld), be another nationally recognized law firm experienced in securities law matters designated by the Company,

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the reasonable fees and expenses of which will be paid by the Company pursuant to Section 6 hereof. For purposes of determining the holders of a majority of the Registrable Securities in this definition, Holders of Convertible Securities shall be deemed to be the Holders of the number of shares of Underlying Common Stock into which such Convertible Securities are or would be convertible as of the date the consent is requested.

     "Statement of Resolution" means the Statement of Resolution Establishing Series C Convertible Preferred Stock adopted by the Company's Board of Directors on July 31, 2003 and filed with the Illinois Secretary of State prior to the date hereof establishing and designating the Series C Convertible Preferred Stock and fixing and determining the relative rights and preferences thereof.

     "Subsequent Shelf Registration Statement" has the meaning set forth in
Section 3(b) hereof.

     "Underlying Common Stock" means the Common Stock into which the Convertible Securities are convertible or issued upon any such conversion.

     SECTION 2. Resale Assistance. (a) 144A Marketing Assistance. At any time following the date that is 45 days prior to the Filing Deadline Date and prior to the date that is 15 days prior to the Filing Date Deadline, upon receipt of a written request from CUSA (a "144A Demand Notice"), the Company will provide reasonable and customary assistance to CUSA in completing a private resale of the Securities pursuant to Rule 144A or another offering exempt from the registration requirements of the Securities Act (a "144A Resale"), which assistance will involve the customary efforts an issuer provides to initial purchasers in a private resale of securities pursuant to Rule 144A; provided, that (A) the Company will not be required to provide such assistance in connection with more than three 144A Resale Attempts in aggregate, (B) the Company will not be required to provide such assistance in connection with more than one 144A Resale Attempt in any 270 day period, (C) the Company's obligations pursuant to this Section 2(a) shall be suspended during any Deferral Period, (D) CUSA and the Company shall each act in good faith to plan all activities in connection with any 144A Resale Attempt so as not to materially interfere with the Company's public financial reporting process or any Common Stock Demand Registration, (E) CUSA shall retain, at its sole expense, a nationally recognized investment banking firm reasonably acceptable to the Company to act as the initial purchaser or underwriter of such 144A Resale on a firm commitment basis (the "Underwriter"), it being understood that so long as
(I) CUSA and the Underwriter contemplate entering into a firm commitment underwriting or purchase arrangement in connection with the subject 144A Resale during the course of 144A Marketing Assistance and (II) if such 144A Resale is consummated, it is consummated pursuant to such a firm commitment underwriting or purchase arrangement, the Underwriter shall be deemed to be acting on a firm commitment basis, and (F) prior to delivery of a 144A Demand Notice, CUSA shall have been advised by its anticipated Underwriter in writing that it is reasonably confident that there are potential purchasers of the Convertible Securities at such time. Notwithstanding anything to the contrary contained herein, (1) if two 144A Resales that are the subject of such 144A Resale Attempts are consummated, the Company shall have no further obligation to register Registrable Securities pursuant to this Agreement, other than pursuant to Section 2(b), (2) the Company will not be required to provide such 144A Marketing Assistance following the consummation of two 144A Resales or the performance by the Company of its obligations pursuant to this Section 2(a) in connection with three 144A

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Resale Attempts, (3) at any time following delivery of a 144A Demand Notice,
CUSA may terminate the Company's obligation to provide 144A Marketing Assistance in connection with such 144A Demand Notice by delivering written notice of such termination to the Company and (4) upon the filing of a Shelf Registration Statement pursuant to Section 3, the obligations of the Company under this
Section 2(a) shall terminate. In connection with such a 144A Resale, the Company's assistance shall include:

               (i) The preparation of a preliminary Offering Document, omitting pricing related information, within 45 days of the Company's receipt of a properly given 144A Demand Notice; provided that before finalizing any such preliminary Offering Document the Company shall, if requested, furnish to and afford CUSA, its counsel and the Underwriter, a reasonable opportunity to review copies of such preliminary Offering Document at least five (5) Business Days prior to finalizing such document. CUSA shall not be obligated to accept any preliminary Offering Document as to which it, its counsel or the Underwriter shall reasonably object within five (5) Business Days of their receipt of such materials. Following the preparation of a preliminary Offering Document, within one Business Day of CUSA's written request therefor (if received prior to 4:00 p.m., New York time, or two Business Days otherwise), the Company shall use its reasonable best efforts to prepare a final Offering Document containing pricing information provided by CUSA previously omitted from the preliminary Offering Document.

               (ii) The notification of CUSA, its counsel and the Underwriter promptly (but in any event within three Business Days), in writing, (A) of the issuance by the SEC of any order preventing or suspending the use of any preliminary Offering Document or the initiation of any proceedings for that purpose; (B) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a preliminary Offering Document or any of the Convertible Securities for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (C) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such preliminary Offering Document untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such preliminary Offering Document so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (iii) The Company's use of its reasonable best efforts to prevent the issuance of any order preventing or suspending the use of an Offering Document or suspending the qualification (or exemption from qualification) of any of the Convertible Securities, for sale in any jurisdiction, and, if any such order is issued, the Company's use of its reasonable best efforts to obtain the withdrawal of any such order at the earliest possible date.

               (iv) At any time prior to the earlier of (x) consummation of a 144A Resale of Convertible Securities covered by a final Offering Document or (y) the completion of the subject 144A Resale Attempt, upon the occurrence of any event contemplated by paragraph 2(a)(ii)(C) hereof, as promptly as practicable preparing an amendment or supplement to the final Offering Document so that the Offering

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     Document, as thereafter delivered to the purchasers of the Convertible
     Securities being sold thereunder, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (v) The delivery to CUSA, its counsel, and the Underwriter of as many copies of the preliminary and final Offering Document as such persons may reasonably request. The Company hereby consents to the use of any such Offering Document by CUSA and the Underwriter and dealers (if any), in connection with the offering and sale of the Securities covered by such Offering Document.

               (vi) Prior to any 144A Resale of Convertible Securities covered by an Offering Document, the Company's use of its reasonable best efforts to register or qualify, and the cooperation with CUSA, its counsel and the Underwriter in connection with the registration or qualification (or exemption from such registration or qualification) of such Convertible Securities for offer and sale under the securities or Blue Sky laws of such state and local jurisdictions within the United States as CUSA or the Underwriter may reasonably request in writing; the maintenance of effectiveness of each such registration or qualification (or exemption therefrom) during the period it is required to be kept effective and the performance of all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Convertible Securities covered by the applicable Offering Document; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified; (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject; or (iii) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

               (vii) The cooperation with CUSA and the Underwriter to facilitate the timely preparation and delivery of certificates representing Convertible Securities to be sold, which certificates shall be in a form eligible for deposit with The Depository Trust Company and otherwise in such denominations and registered in such names as the Underwriter or CUSA may reasonably request.

               (viii) Prior to the 144A Resale of the Convertible Securities covered by an Offering Document, (i) providing a transfer agent and registrar for such Convertible Securities, (ii) providing such transfer agent and registrar with certificates for such Convertible Securities in a form eligible for deposit with The Depository Trust Company, and (iii) providing a CUSIP number for such Convertible Securities.

               (ix) Entering into and performing customary underwriting or purchase agreements with any Underwriter selected as set forth above and making such representations (as are customarily made by issuers to underwriters) and taking such other actions in connection therewith in order to facilitate the 144A Resale of the Convertible Securities covered by an Offering Document as may be reasonably requested by CUSA.

               (x) Making available at reasonable times for inspection by CUSA, its counsel and the Underwriter participating in the 144A Resale all financial and other

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     records, pertinent corporate documents and properties of the Company and its subsidiaries as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and causing the Company's and its subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such persons in connection therewith; provided that such persons shall first agree in writing with the Company that any non-public information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless
     (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities,
     (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus or Offering Document referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement, and provided further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all Underwriters and the other parties entitled thereto by its counsel. Any person legally compelled to disclose any such confidential information made available for inspection shall provide the Company with prompt prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy.

               (xi) Causing to be delivered to the Underwriter (i) "cold comfort" letters dated the date of the underwriting or purchase agreement and the date of the closing under the underwriting or purchase agreement from the Company's independent public accountants in form reasonably satisfactory to the Underwriters selected as set forth above and covering such matters of the type customarily covered by "cold comfort" letters (to the extent permitted by applicable accounting literature) as the Underwriter reasonably requests, (ii) one or more opinions of counsel, dated the date of consummation of such 144A Resale, addressing customary matters relating to the Company, such 144A Resale and the securities sold pursuant thereto, including, without limitation, a customary "10b-5" statement and (iii) such customary certificates from officers of the Company as the Underwriter may reasonably request.

               (xii) Making executive officers of the Company available, upon reasonable notice, to participate in customary road shows and other informational meetings and conference calls with prospective purchasers as may be reasonably requested by the Underwriter; provided, that such road show or series of informational meetings shall not extend beyond a period of three days and provided further that CUSA shall act in good faith to limit the duration and frequency of such activities such that they would not reasonably be expected to interfere with such executive officers' performance of their regular duties on behalf of the Company.

               (xiii) The Company's use of its reasonable best efforts to cause the Convertible Securities covered by an Offering Document to be rated with the one or more nationally recognized rating agencies, if so requested by the Underwriter.

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               (xiv) Obtaining the approval of The Depository Trust Company for
     "book-entry" transfer of the Convertible Securities, and compliance with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Securities by DTC for "book-entry" transfer.

               (xv) The Company's use of its reasonable best efforts to effect the inclusion of Registrable Securities covered by an Offering Document in the Portal Market of the National Association of Securities Dealers, Inc. and to maintain such listing for so long as such Convertible Securities are Registrable Securities.

CUSA may at any time, by irrevocable written notice to the Company, elect to terminate all further obligations of the Company under this Section 2(a). Upon receipt of such notice, the Company shall have no further obligations under this
Section 2(a) or to provide any further 144A Marketing Assistance.

          (b) Exchange Offer. (i) At any time following the completion of a 144A Minimum Resale, but not more than once, upon the written notice of CUSA (the "Exchange Offer Demand Notice"), the Company shall file a registration statement with the SEC no later than the Exchange Offer Filing Date, pursuant to which the Company shall offer to all Holders to exchange (the "Exchange Offer") any and all of the Convertible Securities for new securities (the "Exchange Securities") identical in all material respects to the Convertible Securities, except that the Exchange Securities shall have been registered pursuant to an effective Registration Statement under the Securities Act, shall contain no restrictive legend thereon, except as otherwise specifically required by the other provisions of this Agreement, and shall contain no provision for Liquidated Damages Amounts; provided that the Company shall not be required to extend the Exchange Offer (which shall not be deemed to include the private exchange referred to in clause (5) below) to CUSA unless CUSA delivers to the Company, at least five Business Days prior to the effectiveness of the Exchange Registration Statement, an opinion of outside counsel, reasonably acceptable to the Company, to the effect that CUSA may participate in the Exchange Offer and receive Exchange Securities on the date of the exchange that may be sold without restriction under federal securities laws. The Company shall not be obligated to effect more than one Exchange Offer. The Exchange Offer shall be registered under the Securities Act on the appropriate form (the "Exchange Registration Statement") and shall comply with all applicable tender offer rules and regulations under the Exchange Act. The Company agrees to use its reasonable best efforts to (1) file the initial Exchange Registration Statement with the SEC on or prior to the Exchange Offer Filing Date; (2) cause the Exchange Registration Statement to be declared effective under the Securities Act on or before the Exchange Offer Effectiveness Deadline Date; (3) keep the Exchange Offer open for at least 20 Business Days (or longer if required by applicable law) after the date that notice of the Exchange Offer is first mailed to Holders; (4) consummate the Exchange Offer within 220 days after the Exchange Offer Demand Date; and (5) concurrently with the consummation of such Exchange Offer privately exchange any Registrable Securities held by CUSA for Exchange Securities (such exchange securities to contain any appropriate restrictive legends required by law) having the same CUSIP number as the corresponding Convertible Securities offered in the Exchange Offer to the extent CUSA complied with the requests to participate in such Exchange Offer set forth above. Notwithstanding the foregoing, all periods of time required hereunder may be extended for any Deferral Period. If after such Exchange Registration Statement is initially declared effective by the SEC, the Exchange Offer or the issuance of the Exchange Securities thereunder

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is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, then such Exchange Registration Statement shall be deemed not to have become effective for purposes of this Agreement. Each Holder who participates in the Exchange Offer will be required to represent that any Exchange Securities received by it will be acquired in the ordinary course of its business, that at the time of the consummation of the Exchange Offer such Holder will have no arrangement or understanding with any person to participate in the distribution of the Exchange Securities, that such Holder is not an Affiliate of the Company within the meaning of the Securities Act and any additional representations that in the written opinion of counsel to the Company are necessary under then-existing interpretations of the SEC in order for the Exchange Registration Statement to be declared effective. Upon consummation of the Exchange Offer in accordance with this Section 2(b)(i), the Company shall have no further obligation to register Registrable Securities pursuant to this Agreement except as provided in
Section 2(b)(iii). No securities other than the Exchange Securities shall be included in the Exchange Registration Statement.

               (ii) In connection with the Exchange Offer, the Company shall:

                    (1) mail to each Holder a copy of the Prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal and related documents;

                    (2) permit Holders to withdraw tendered Registrable Securities at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

                    (3) otherwise comply in all material respects with all applicable laws.

     As soon as practicable after the close of the Exchange Offer, the Company shall:

                    (1) accept for exchange all Registrable Securities validly tendered and not validly withdrawn pursuant to the Exchange Offer;

                    (2) promptly cancel or deliver to the designated transfer agent and registrar for cancellation all Registrable Securities so accepted for exchange; and

                    (3) deliver promptly or cause the designated transfer agent and registrar to deliver promptly to each Holder tendering such Registrable Securities, Exchange Securities, equal in aggregate liquidation preference to the Convertible Securities of such Holder so accepted for exchange.

     The Exchange Securities will be issued subject to the terms of the Statement of Resolution and the Company's Amended and Restated Articles of Incorporation.

          (iii) In addition to conducting the Exchange Offer provided for in
Section 2(b)(i) above, if (1) because of any change in law or in currently prevailing interpretations of the SEC, the Company reasonably determines in good faith, based upon written advice of qualified outside counsel, that it is not permitted to effect the Exchange Offer; (2) the Exchange Offer is not commenced on or prior to the Exchange Offer Effectiveness Deadline Date; (3) the Exchange

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Offer is, for any reason, not consummated on or prior to the 220th day after the
Exchange Offer Demand Date; (4) any Holder (excluding CUSA) validly tendering Registrable Securities in an Exchange Offer who has accurately made the representations called for in Section 2(b) causes to be delivered to the Company an opinion of outside counsel to such Holder reasonably acceptable to the Company to the effect that such Holder did not receive Exchange Securities on the date of the exchange that may be sold without restriction under federal securities laws; or (5) because of any applicable law or prevailing interpretations of the SEC in effect as of the date hereof, the Company reasonably determines in good faith, based upon the written opinion of nationally recognized qualified outside counsel, that it is not permitted to include the Registrable Securities of a Holder in such Exchange Offer, then the Company shall (in the case of clause (iv) only, upon the written request of any affected Holder (excluding CUSA) received within 30 days of the consummation of the Exchange Offer) promptly deliver to the Holders a written notice thereof
(the "Shelf Notice") and shall file a Shelf Registration pursuant to Section
3(a) covering all Registrable Securities.

          (c) Assistance in Connection with Other 144A Resales. Upon reasonable request and notice from CUSA ("Other 144A Demand Notice"), the Company will provide reasonable assistance to CUSA from time to time in connection with 144A Resales by CUSA not requiring the 144A Marketing Assistance provided for in
Section 2(a). Such reasonable assistance shall not count towards the maximum number of 144A Resale Attempts with respect to which the Company is required to provide 144A Marketing Assistance pursuant to Section 2(a) if CUSA promptly reimburses the Company for the expenses incurred by the Company pursuant to
Section 6 in connection with rendering such assistance. Such reasonable assistance shall include making executive officers of the Company available, upon reasonable notice, to participate in conference calls with persons believed by CUSA in good faith to be interested potential purchasers of the Convertible Securities; provided that CUSA shall act in good faith to limit the duration and frequency of such conference calls such that in the aggregate such activities could not unreasonably interfere with such executive officers' performance of their regular duties on behalf of the Company. In addition, in connection with any 144A Marketing Assistance provided pursuant to this Section 2(c), (1) in the event the Company is not subject to Section 13 or Section 15(d) of the Exchange Act at such time (or at that time is not current in its reporting under such sections), upon the request of CUSA or any interested potential purchaser identified by CUSA, the Company shall as promptly as practicable (but in any event within the time period specified in the Statement of Resolution) provide the requesting person information of the type described in subsection (d)(4) of Rule 144A and (2) prior to the effectiveness of the Exchange Registration Statement, upon request and reasonable notice from CUSA, subject to compliance with applicable law, the Company shall afford the benefits of Section 2(b) to the Holders of any and all Convertible Securities eligible to participate in the Exchange Offer, subject, in the case of CUSA, to the delivery of the opinion of counsel required under Section 2(b)(i).

     SECTION 3. Shelf Registration. The Company shall prepare and file or cause to be prepared and filed with the SEC, not later than the Filing Deadline Date, a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration Statement") registering the resale from time to time by Holders thereof of all of the Registrable Securities (the "Initial Shelf Registration Statement"). The Initial Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution elected by the Holders and set forth in the Initial Shelf Registration Statement. The Company shall use its reasonable best efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act by the date that is 90 days after the Filing Deadline Date (the "Effectiveness Deadline Date", which shall be extended by the aggregate number of days during which the Company is obligated to provide 144A Marketing Assistance under Section 2(a), plus a period of ninety (90) days), and to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. At the time the Initial Shelf Registration Statement is declared effective, each Holder that became a Notice Holder on or prior to the date ten (10) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law. Notwithstanding the foregoing, the Company shall have no further obligations under Section 3(a) or 3(b), (1) from and after the delivery of a 144A Demand Notice or an Other 144A Demand Notice (other than pursuant to Section 2(b)(iii)) until CUSA has delivered written notice of the termination of the Company's assistance obligations with respect to such 144A Demand Notice or Other 144A Demand Notice, as the case may be, (2) following the consummation of two 144A Resales and (3) following the delivery of two 144A Demand Notices unless, in the case of this clause (3), a 144A Resale was not consummated and the Initial Holder has reimbursed the Company for all fees and expenses incurred by the Company pursuant to Section 6 in connection with the performance of its obligations under Section 2. None of the Company's security holders (other than the Holders of Registrable Securities) shall have the right to include any of the Company's securities in the Shelf Registration Statement.

          (b) If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is reasonably practicable after such filing and to keep such Registration Statement (or Subsequent Shelf Registration Statement) continuously effective until the end of the Effectiveness Period in the case of the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement. As used herein, "Shelf Registration Statement" means the Initial Shelf Registration Statement and any Subsequent Shelf Registration Statement.

          (c) The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act or as necessary to name a Notice Holder as a selling securityholder pursuant to Section (e) below.

          (d) Each Holder agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 3(d) and Section 4(h) and
Section 5 of this Agreement. Following the date that the Initial Shelf Registration Statement is declared effective, each Holder wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least ten (10) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. From and after the date the Initial Shelf Registration Statement is declared effective, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered pursuant to Section 9(c), and in any event upon the later of (x) fifteen (15) Business Days after such date or (y) fifteen (15) Business Days after the expiration of any Deferral Period in effect when the Notice and Questionnaire is delivered or put into effect within fifteen (15) Business Days of such delivery date:

               (i) if required by applicable law or policy of the SEC staff, file with the SEC a post-effective amendment to the Shelf Registration Statement or file a subsequent Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in a Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement of file a subsequent Shelf Registration Statement, use its reasonable best efforts to cause such post-effective amendment or subsequent Shelf Registration Statement to be declared effective under the Securities Act as promptly as is reasonably practicable, but in any event by the date (the "Amendment Effectiveness Deadline Date") that is forty-five (45) days after the date such post-effective amendment or subsequent Shelf Registration Statement is required by this clause to be filed;

               (ii) provide such Holder copies of any documents filed pursuant to Section 3(d)(i); and

               (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment or subsequent Shelf Registration Statement filed pursuant to Section 3(d)(i);

provided, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall, to the extent required, take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 4(h). Notwithstanding anything contained herein to the contrary, (i) the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus and (ii) the Amendment Effectiveness Deadline Date shall be extended by up to ten (10) Business Days from the expiration of a Deferral Period (and the Company shall incur no obligation to pay Liquidated Damages during such extension) if such Deferral Period shall be in effect on the Amendment Effectiveness Deadline Date.

          (e) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if, other than as permitted hereunder,

               (i) the Exchange Registration Statement has not been filed by the Exchange Offer Filing Date,

               (ii) the Initial Shelf Registration Statement has not been filed by the Filing Deadline Date,

               (iii) the Exchange Registration Statement has not been declared or otherwise become effective under the Securities Act on or prior to the Exchange Offer Effectiveness Deadline Date,

               (iv) the Initial Shelf Registration Statement has not been declared or otherwise become effective under the Securities Act on or prior to the Effectiveness Deadline Date,

               (v) the Company has failed to perform its obligations set forth in Section 3(d)(i) within the time period required therein,

               (vi) the aggregate duration of Deferral Periods relating to a Shelf Registration in any period exceeds the number of days permitted in respect of such period pursuant to Section 4(h) hereof, or

               (vii) the number of Deferral Periods relating to a Shelf Registration in any period exceeds the number permitted in respect of such period pursuant to Section 4(h) hereof.

     Each event described in any of the foregoing clauses (i) through (vii) is individually referred to herein as an "Event". For purposes of this Agreement, each Event set forth above shall begin and end on the dates set forth in the table below:

 Type of
Event by
 Clause              Beginning Date                       Ending Date
--------   ---------------------------------   ---------------------------------

   (i)     Exchange Offer Filing Date          the date the Exchange
                                               Registration Statement is filed

  (ii)     Filing Deadline Date                the date the Initial Shelf
                                               Registration Statement is filed

 (iii)     Exchange Offer Effectiveness        the date the Exchange
           Deadline Date                       Registration Statement becomes
                                               effective under the Securities
                                               Act

 Type of
Event by
 Clause              Beginning Date                       Ending Date
--------   ---------------------------------   ---------------------------------

  (iv)     Effectiveness Deadline Date         The date the Initial Shelf
                                               Registration Statement becomes
                                               effective under the Securities
                                               Act

   (v)     the date by which the Company is    the date the Company performs its
           required to perform its             obligations set forth in Section
           obligations under Section 3(d)(i)   3(d)(i)

  (vi)     the date on which the aggregate     termination of the Deferral
           duration of Deferral Periods        Period that caused the limit on
           relating to Shelf Registration      the aggregate duration of
           Statements in any period exceeds    Deferral Periods relating to
           the number of days permitted by     Shelf Registration Statements to
           Section 4(h)                        be exceeded

 (vii)     the date of commencement of a       termination of the Deferral
           Deferral Period that causes the     Period that caused the number of
           number of Deferral Periods          Deferral Periods relating to
           relating to Shelf Registration      Shelf Registration Statements to
           Statements to exceed the number     exceed the number permitted by
           permitted by Section 4(h)           Section 4(h)

     For purposes of this Agreement, Events shall begin on the dates set forth in the table above and shall continue to, but exclude, the ending dates set forth in the table above.

     Commencing on (and including) any date that an Event has begun and ending on (but excluding) the next date on which there are no Events that have occurred and are continuing (a "Damages Accrual Period"), the Company shall pay, as liquidated damages and not as a penalty, to Record Holders of Registrable Securities an amount (the "Liquidated Damages Amount") accruing, for each day in the Damages Accrual Period, in respect of any Convertible Security, at a rate per annum equal to 0.5% of the aggregate liquidation preference of such Convertible Security; provided that in the case of a Damages Accrual Period that is in effect solely as a result of an Event of the type described in clause (iv) or (v) of the first paragraph of this Section 3(e), such Liquidated Damages Amount shall be paid only to the Holders (as set forth in the succeeding paragraph) that have delivered Notices and Questionnaires that caused the Company to incur the obligations set forth in Section 3(d) the non-performance of which is the basis of such Event. The Liquidated Damages Amount will be determined by applying the applicable liquidated damages rate to the aggregate liquidation preference of the Registrable Securities outstanding on a daily basis during such period but utilizing a 360-day year of twelve 30-day months. Notwithstanding the foregoing, no Liquidated Damages Amount shall accrue as to any Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) expiration of the Effectiveness Period. The rate of accrual of the Liquidated Damages Amount with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events.

     The Liquidated Damages Amount shall accrue from the first day of the applicable Damages Accrual Period, and shall be payable on each Damages Payment Date during the

Damages Accrual Period (and on the Damages Payment Date next succeeding the end of the Damages Accrual Period if the Damage Accrual Period does not end on a Damages Payment Date) to the Record Holders of the Registrable Securities entitled thereto; provided that any Liquidated Damages Amount accrued with respect to any Convertible Security or portion thereof redeemed by the Company on a redemption date or converted into Underlying Common Stock on a conversion date prior to the Damages Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Convertible Security or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion); provided, further, that, in the case of an Event of the type described in clause (iv) or (v) of the first paragraph of this
Section 3(e), such Liquidated Damages Amount shall be paid only to the Holders entitled thereto pursuant to such first paragraph. Liquidated Damages Amounts payable pursuant to this Agreement may be paid in the form of additional Convertible Securities equal in liquidation preference to the Liquidated Damages Amounts or, at the Company's option, such amounts may be paid in cash by check mailed to the address set forth in the Notice and Questionnaire delivered by such Holder; provided that Liquidated Damages Amounts paid upon redemption or conversion of Convertible Securities shall be payable only in cash. The Holders of Convertible Securities or Underlying Common Stock shall be entitled to seek any available remedy for the enforcement of this Agreement, including for the payment of such Liquidated Damages Amount. Notwithstanding the foregoing, the parties agree that the sole damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be the Liquidated Damages Amount. Nothing shall preclude any Holder from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

     All of the Company's obligations set forth in this Section 3(e) that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 9(k)).

     The parties hereto agree that the Liquidated Damages Amounts provided for in this Section 3(e) constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of any Shelf Registration Statement or Exchange Registration Statement to be filed or declared effective or available for effecting resales or exchanges of Registrable Securities in accordance with the provisions hereof.

     SECTION 4. Registration Procedures. In connection with the registration obligations of the Company under Sections 2 and 3 hereof, during the Effectiveness Period, the Company shall:

          (a) Prepare and file with the SEC a Registration Statement or Registration Statements on Form S-3, S-4 or another appropriate form under the Securities Act available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided that before filing any Registration Statement or Prospectus or any amendments or supplements thereto with the SEC, furnish to the Initial Holder and the Special Counsel of such offering, if any, copies of all such documents proposed to be filed at least 5 Business Days prior to the filing of such Registration Statement or amendment thereto or Prospectus or supplement thereto.

          (b) Subject to Section 4(h), prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2(a) or Section 3(a); cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use its reasonable best efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

          (c) As promptly as practicable give notice to the Notice Holders, the Initial Holder and the Special Counsel, (i) when any Prospectus, prospectus supplement, Registration Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective, (ii) of any request, following the effectiveness of the Initial Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information,
(iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose,
(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the occurrence of, but not the nature of or details concerning, a Material Event and (vi) of the determination by the Company that a post-effective amendment to a Registration Statement will be filed with the SEC, which notice may, at the discretion of the Company (or as required pursuant to Section 4(h)), state that it constitutes a Deferral Notice, in which event the provisions of Section 4(h) shall apply.

          (d) Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment, and provide immediate notice to each Notice Holder and the Initial Holder of the withdrawal of any such order.

          (e) As promptly as practicable furnish to each Notice Holder, the Special Counsel and the Initial Holder, upon request and without charge, at least one (1) conformed copy of the Registration Statement and any amendment thereto, including exhibits and all documents incorporated or deemed to be incorporated therein by reference.

          (f) During the Effectiveness Period, deliver to each Notice Holder, the Special Counsel, if any, and the Initial Holder, in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

          (g) Prior to any public offering of the Registrable Securities pursuant to a Registration Statement, use its reasonable best efforts to register or qualify or cooperate with the Notice Holders and the Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire); prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

          (h) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of any Registration Statement or the initiation of proceedings with respect to any Registration Statement under Section 9(d) or 9(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a "Material Event") as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development that, in the sole judgment of the Company, makes it appropriate to suspend the availability of any Registration Statement and the related Prospectus:

          (i) in the case of clause (B) above, subject to the next sentence, as promptly as reasonably practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold or exchanged thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use its reasonable best efforts to cause it to be declared effective as promptly as is practicable, and

          (ii) give notice to the Notice Holders, and the Special Counsel, if any, that the availability of any Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.

     The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is reasonably practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as reasonably practicable thereafter and (z) in the case of clause (C) above, as soon as in the sole judgment of the Company, such suspension is no longer appropriate. The Company shall be entitled to exercise its right under this Section 4(h) to suspend the availability of any Registration Statement or any Prospectus, without incurring or accruing any obligation to pay Liquidated Damages Amounts pursuant to Section 3(e), and any such period during which the availability of the Registration Statement and any Prospectus is suspended (the "Deferral Period") shall, without incurring any obligation to pay Liquidated Damages Amounts pursuant to Section 3(e), not exceed 45 days; provided that the aggregate duration of any Deferral Periods shall not exceed 45 days in any 90-day period (or 75 days in any 90-day period in the event of a Material Event pursuant to which the Company has delivered a second notice as permitted below) or 90 days in any 360-day period; provided further that in the case of a Material Event relating to an acquisition or a probable acquisition or financing, recapitalization, business combination or other similar transaction, the Company may, without incurring any obligation to pay Liquidated Damages Amounts pursuant to Section 3(e), deliver to Notice Holders a second notice to the effect set forth above, which shall have the effect of extending the Deferral Period by up to an additional 30 days, or such shorter period of time as is specified in such second notice. Each Notice Holder agrees to hold any notice by the Company in respect of any Deferral Period or Material Event described in the last clause of the preceding sentence in confidence.

          (i) If requested in writing in connection with an underwritten disposition of Registrable Securities pursuant to a Registration Statement, make reasonably available for inspection during normal business hours by a representative for the underwriters of such Registrable Securities, any attorneys and accountants retained by such underwriters all relevant financial and other records and pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate officers, directors and employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours on reasonable notice all relevant information reasonably requested by such representative for such underwriters, or any attorneys or accountants in connection with such disposition, in each case as is customary for similar "due diligence" examinations; provided that such persons shall first agree in writing with the Company that any non-public information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement, and provided further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all underwriters and the other parties entitled thereto by Special Counsel. Any person legally compelled to disclose any such confidential information made available for inspection shall provide the Company with prompt prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy.

          (j) Comply in all material respects with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of
Section 1l(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) for a 12-month period commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statements shall be made available no later than 45 days after the end of the 12-month period or 90 days if the 12-month period coincides with the fiscal year of the Company.

          (k) Cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold or to be sold pursuant to a Registration Statement, which certificates shall not bear any restrictive legends, and cause such Registrable Securities to be in such denominations as are permitted by the Statement of Resolution and registered in such names as such Notice Holder may request in writing at least one (1) Business Day prior to any sale of such Registrable Securities.

          (l) Provide a CUSIP number for all Registrable Securities covered by each Registration Statement not later than the effective date of such Registration Statement and provide the transfer agent for the Underlying Common Stock with printed certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

          (m) Cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.

          (n) Upon (i) the filing of the Initial Shelf Registration Statement and (ii) the effectiveness of the Initial Shelf Registration Statement, announce the same, in each case by release to Reuters Economic Services and Bloomberg Business News.

          (o) Use its reasonable best efforts to cause all Convertible Securities held by CUSA at all times (i) to be of the same series as the corresponding series of Convertible Securities held by all other Holders, (ii) to bear the same CUSIP number as all Convertible Securities of the same series held by other Holders and (iii) upon such Convertible Securities becoming transferable without restriction pursuant to federal securities laws, to be eligible (A) for deposit in, and book entry trading through, any depositary with respect to which Convertible

Securities held by any other Holders are then eligible and (B) for trading on any national securities exchange or quotation on any interdealer quotation system with respect to which Convertible Securities held by all other Holders are then listed or quoted; provided, that prior to such time as Convertible Securities held by CUSA are transferable without restriction pursuant to federal securities laws, Convertible Securities held by CUSA shall bear an appropriate legend with respect to such restriction.

     SECTION 5. Holder's Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder shall be entitled to sell any of such Registrable Securities pursuant to a Shelf Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 3(d) hereof (including the information required to be included in such Notice and Questionnaire and the information set forth in the next sentence and a sales notice (a "Sales Notice") setting forth the amount of Registrable Securities to be sold and the proposed sales date not later than 5 Business Days prior to the proposed sales date).

     Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request.

     Each Holder acknowledges and agrees that a Sales Notice will only be valid for a period of five Business Days commencing with the proposed sales date and that if any of the Registrable Securities to which such Sales Notice relates are not sold during such period, a new Sales Notice will need to be submitted to the Company not later than three Business Days prior to the new proposed sales date. Notwithstanding the foregoing, no Sales Notice may be submitted, or if submitted will be of no force and effect, and no Registrable Securities may be sold pursuant to the Shelf Registration Statement if a Deferral Period is then in effect.

     SECTION 6. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 2, 3 and 4 of this Agreement whether or not any Registration Statement is declared effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal and state securities or Blue Sky laws (including, without limitation, reasonable and documented fees and disbursements of the Special Counsel in connection with Blue Sky qualifications of the Registrable Securities and Exchange Securities under the laws of such jurisdictions as Notice Holders may designate pursuant to Sections 2(a)(vi) and 4(g) of this Agreement and any filings required to be made with the National Association of Securities Dealers, Inc.), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and Exchange Securities in a form eligible for deposit with The Depository Trust Company), (iii) duplication expenses relating to copies of any Registration Statement, Prospectus or Offering Document delivered to any Holders hereunder,
(iv) reasonable and documented fees and disbursements of counsel for the Company and of Special Counsel in connection with any Registration Statement, (v) reasonable and documented fees and disbursements of Special Counsel for CUSA in connection with any 144A Marketing Attempt pursuant to a 144A Demand Notice, (vi) reasonable and documented fees and disbursements of the registrar and transfer agent for the Convertible Securities or Underlying Common Stock, as applicable and (vii) any Securities Act liability insurance obtained by the Company in its sole discretion. In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing by the Company of the Registrable Securities or Exchange Securities on any securities exchange on which similar securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company. Nothing contained in this Section 6 shall limit the reimbursement obligations of the Initial Holder pursuant to Section 3(a)(3) to the extent such section is applicable. Notwithstanding the provisions of this Section 6, each seller of Registrable Securities or Exchange Securities shall pay selling expenses, including any underwriting discount and commissions, and all registration expenses to the extent required by applicable law.

     SECTION 7. Indemnification and Contribution.

          (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, each person, if any, who controls any Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Holder within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereof, any preliminary Prospectus or preliminary Offering Document or the Prospectus or Offering Document (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they are made, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Holder furnished to the Company in writing by such Holder expressly for use therein; provided that the indemnification contained in this paragraph shall not inure to the benefit of any Holder (or to the benefit of any such affiliate of such Holder) on account of any such losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary Prospectus or preliminary Offering Document if the Company has performed its obligations under Section 4 hereof and if (x) such Holder failed to send or deliver a copy of the Prospectus or Offering Document with or prior to the delivery of written confirmation of the sale by such Holder to the person asserting the claim from which such losses, claims, damages or liabilities arise and (y) the Prospectus or Offering Document would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission.

          (b) Indemnification by Holders. Each Holder agrees severally and not jointly to indemnify and hold harmless the Company and its directors, its officers and each person, if any, who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) and each affiliate of the Company within the meaning of Rule 405 under the Securities Act or any other Holder, to the same extent as the foregoing indemnity from the Company to such Holder, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in such Registration Statement, Prospectus or Offering Document or amendment or supplement thereto. In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities or Exchange Securities pursuant to the Registration Statement giving rise to such indemnification obligation.

          (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) hereof, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by, in the case of parties indemnified pursuant to Section 7(a), the Holders of a majority (with Holders of Convertible Securities deemed to be the Holders, for purposes of determining such majority, of the number of shares of Underlying Common Stock into which such Convertible Securities are or would be convertible as of the date on which such designation is made) of the Registrable Securities covered by the Registration Statement held by Holders that are indemnified parties pursuant to Section 7(a) and, in the case of parties indemnified pursuant to Section 7(b), the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) Contribution. To the extent that the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the aggregate value of the liquidation preference of Registrable Securities to which such losses, claims, damages or liabilities relate. The relative benefits received by any Holder shall be deemed to be equal to the value of receiving Registrable Securities that are registered under the Securities Act. The relative fault of the Holders on the one hand and the Company on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holders or by the Company, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Registrable Securities they have sold pursuant to a Registration Statement, and not joint.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding this Section 7, no indemnifying party that is a selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by it and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity, hereunder, under the Exchange Agreement or otherwise.

          (f) The indemnity and contribution provisions contained in this
Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder, any person controlling any Holder or any Affiliate of any Holder or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) the sale of any Registrable Securities by any Holder.

     SECTION 8. Information Requirements. The Company covenants that, if at any time before the end of the Effectiveness Period the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder and take such further commercially reasonable action as any Holder may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in the Company's most recent report filed pursuant to Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Company to register any of its securities (other than the Common Stock) under any section of the Exchange Act.

     SECTION 9. Miscellaneous.

          (a) No Conflicting Agreements. The Company is not, as of the date hereof, a party to, nor shall it, on or after the date of this Agreement, enter into, any agreement with respect to its securities that conflicts with the rights granted to the Holders in this Agreement. The Company represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Company's securities under any other agreements.

          (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Underlying Common Stock constituting Registrable Securities (with Holders of Convertible Securities deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying Common Stock into which such Convertible Securities are or would be convertible as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. Notwithstanding the foregoing sentence, this Agreement may be amended by written agreement signed by the Company and the Initial Holder, without the consent of the Holders of Registrable Securities, to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision contained herein, or to make such other provisions in regard to matters or questions arising under this Agreement that shall not adversely affect the interests of the Holders of Registrable Securities. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this
Section 9(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

          (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery,
(ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

               (i) if to a Holder, at the most current address given by such Holder to the Company in a Notice and Questionnaire or any amendment thereto;

               (ii)  if to the Company, to:

                     Dynegy Inc.
                     1000 Louisiana Street
                     Suite 6700
                     Houston, Texas 77002
                     Attention: General Counsel
                     Telecopy No.: (713) 507-6808

                     With a copy to:

                     O'Melveny & Myers LLP
                     30 Rockefeller Plaza
                     New York, NY 10112
                     Attention: John J. Suydam, Esq.
                     Fax: (212) 408-2420

               (iii) if to the Initial Holder, to:

                     Chevron U.S.A. Inc.
                     c/o ChevronTexaco Corporation
                     6001 Bollinger Canyon Road
                     San Ramon, CA 94583
                     Attention: General Counsel
                     Tel: (925) 842-3232
                     Fax: (925) 842-7084

or to such other address as such person may have furnished to the other persons identified in this Section 9(c) in writing in accordance herewith.

          (d) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Initial Holder or subsequent Holders if such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (e) Successors and Assigns. Any person who purchases any Registrable Securities from the Initial Holder shall be deemed, for purposes of this Agreement, to be an assignee of the Initial Holder. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities, provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Statement of Resolution. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

          (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

          (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          (i) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

          (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations with respect to registration rights for the Registrable Securities other than those specifically set forth in this Agreement.

          (k) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 5, 6 or 7 hereof and the obligations to make payments of and provide for Liquidated Damages Amounts under
Section 3(e) hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed this Exchange and Registration Rights Agreement as of the date first written above.

                                        DYNEGY INC.


                                        By: /s/ Bruce A. Williamson
                                            ------------------------------------
                                                Name: Bruce A. Williamson
                                                Title: President and CEO

Confirmed and accepted as of the
date first above written:


By: CHEVRON U.S.A. INC.


By: /s/ Lydia Beebe
    ------------------------------------
        Name: Lydia Beebe
        Title: Vice President and Secretary